Exhibit 99.1

Ocwen Financial Corporation®

OCWEN FINANCIAL APPOINTS SEAN O’NEIL EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

West Palm Beach, FL – (May 18, 2022) – Ocwen Financial Corporation (NYSE: OCN) (“Ocwen” or the “Company”), a leading non-bank mortgage servicer and originator, today announced the appointment of Sean O’Neil as Executive Vice President and Chief Financial Officer, effective June 13, 2022.

Mr. O’Neil brings to Ocwen significant financial leadership experience in the mortgage sector, and he will be responsible for leading the Company’s global finance organization. He joins Ocwen from Bayview Asset Management, LLC, where he served as the company’s Chief Financial Officer since 2015. Prior to this role, he held a number of senior positions at financial institutions, including serving as Group Financial Officer for Wells Fargo, Eastern Community Bank and as Chief Financial Officer for Wachovia’s Wealth Management Group.

Glen A. Messina, President and CEO of Ocwen, said, “Sean is a proven CFO with extensive experience in providing financial, operational and strategic leadership to large financial services companies. He has an impressive track record of driving cost leadership and profitable growth, optimizing liquidity, and strategic planning that will be instrumental as we continue to navigate a challenging mortgage originations market. We believe Sean’s background in both the private and public sectors is a strong fit for us as we execute on our priorities to deliver results, create value and position Ocwen for long-term success.”

Mr. O’Neil will succeed June C. Campbell, who will be leaving the Company after a transition period to pursue opportunities outside of Ocwen.

“On behalf of our Board of Directors, I want to sincerely thank June for her contributions to Ocwen over the past three years,” said Messina. “June came to Ocwen during a pivotal time when we were in the early stages of the Ocwen-PHH merger and integration. She was a key leader who helped us successfully transform the Company, build a balanced business model, enhance our relationships with the investment community and strengthen our finance function, leaving a solid foundation for Sean to build upon. I wish June all the best in her future endeavors.”

Sean O’Neil

Mr. O’Neil most recently served as Chief Financial Officer for Bayview Asset Management, LLC, which he joined in 2015. At Bayview, he was responsible for finance and accounting, treasury and financing structures, liquidity, loan accounting, funding and collateral activities. Prior to joining Bayview, he was the Group Financial Officer for Wells Fargo, Eastern Community Bank. Prior to this role, Mr. O’Neil was the Chief Financial Officer for Wachovia’s Wealth Management Group. Before joining Wachovia, he was a senior manager at Boston Consulting Group, where he worked with financial services companies in Europe and North America. Mr. O’Neil began his career as a nuclear submarine officer in the U.S. Navy, and he earned a Master of Business Administration degree from Harvard Business School and a Bachelor of Science degree in Mechanical Engineering from Pennsylvania State University.

About Ocwen Financial Corporation

Ocwen Financial Corporation (NYSE: OCN) is a leading non-bank mortgage servicer and originator providing solutions through its primary brands, PHH Mortgage and Liberty Reverse Mortgage. PHH Mortgage is one of the largest servicers in the country, focused on delivering a variety of servicing and lending programs. Liberty is one of the nation’s largest reverse mortgage lenders dedicated to education and providing loans that help customers meet their personal and financial needs. We are headquartered in West Palm Beach, Florida, with offices in the United States and the U.S. Virgin Islands and operations in India and the Philippines, and have been serving our customers since 1988. For additional information, please visit our website (www.ocwen.com).

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology. Forward-looking statements are typically identified by words such as “expect”, “believe”, “foresee”, “anticipate”, “intend”, “estimate”, “goal”, “strategy”, “plan” “target” and “project” or conditional verbs such as “will”, “may”, “should”, “could” or “would” or the negative of these terms, although not all forward-looking statements contain these words, and includes statements in this press release regarding the potential contributions of our incoming Chief Financial Officer to our organization and our ability to execute on business priorities, deliver financial outcomes, and create shareholder value.

Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. In the past, actual results have differed from those suggested by forward looking statements and this may happen again. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, changes in market conditions, the industry in which we operate, and our business, the actions of governmental entities and regulators, developments in our litigation matters, and other risks and uncertainties detailed in our reports and filings with the SEC, including our annual report on Form 10-K for the year ended December 31, 2021 and any current report or quarterly report filed with the SEC since such date. Anyone wishing to understand Ocwen’s business should review our SEC filings. Our forward-looking statements speak only as of the date they are made and, we disclaim any obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise.

FOR FURTHER INFORMATION CONTACT:

Dico Akseraylian

T: (856) 917-0066

E: mediarelations@ocwen.com